Exhibit 3.151
AMENDED BYLAWS OF
TANGRAM REHABILITATION NETWORK, INC.
FEBRUARY 21, 1990
ARTICLE ONE: REGISTERED OFFICE
     Sec. 1.01 The registered office of the Corporation was located at 8950 North Central Expressway, also known as Number One North Park East, Suite 318, Dallas, Texas, 75231, and the name of the registered agent of the Corporation at such address was W.D. Kincaid. The subsequent and now designated registered office of the Corporation is changed to 736 Smith Avenue, San Marcos, Texas 78666, and the name of the registered agent of the corporation at such address is the same, W.D. Kincaid.
ARTICLE TWO: SHAREHOLDER MEETINGS
     Sec. 2.01 Place of Meetings. All meetings of the shareholders shall be held at the principal office of the Corporation or at any other place within or without this State as may be designated for that purpose from time to time by the Board of Directors.
     Sec. 2..02 Time of Annual Meeting. The annual meeting of the shareholders shall be held annually at such date and time as shall be designated from time to time by the Board of Directors and as is stated in the notice of meeting.
     Sec. 2.03 Notice of Meeting. Notice of the meeting stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given in writing to each shareholder entitled to vote at the meeting at least ten (10), but not more than fifty (50) days before the date of the meeting. Such notice shall be given either personally or by mail or other means of written communication and addressed to the shareholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice. Notice of adjourned meetings is not necessary unless the meeting is adjourned for thirty (30) days or more, in which case notice of the adjourned meeting shall be given as in the case of any special meeting.
     Sec. 2.04 Special Meetings. Special meetings of the shareholders for any purpose or purposes whatsoever may be called at any time by the Chairman of the Board, President, by the Board of Directors, by any director, or by one or more shareholders holding not less than one-tenth (1/10) of all the shares entitled to vote at the meeting.
     Sec. 2.05 Quorum. A majority of the voting shares constitutes a quorum for the transaction of business. Business may not be continued after withdrawal of enough shareholders to leave less than a quorum.
     Sec. 2.06 Voting. Only persons in whose names shares appear on the share records of the Corporation on the date on which notice of the meeting is mailed shall be entitled to vote at such meeting, unless some other day is fixed by the Board of Directors for the determination of shareholders of record. Voting for the election of directors shall be by voice, unless prior to voting, a shareholder demand a ballot vote.

     Sec. 2.07 Proxies. Every person entitled to vote or execute consents may do so either in person or by written proxy executed in writing by the shareholder or his duly authorized attorney in fact.
     Sec. 2.08 Consent of Absentees. No defect in the calling or noticing of a shareholders meeting will affect the validity of any action at the meeting if a quorum was present and if each shareholder not present in person or by proxy signs a written waiver or notice, consent to the holding of the meeting, or approval of the minutes, either before or after the meeting and such waivers, consents, or approvals are filed with the corporate records or made a part of the minutes of the meeting.
     Sec. 2.09 Action Without Meeting. Action may be taken by shareholders without a meeting if each shareholder entitled to vote signs a written consent to the action and such consents are filed with the Secretary of the Corporation.
ARTICLE THREE: DIRECTORS
     Sec. 3.01 Powers. The directors shall act only as a board and an individual director shall have no power as such. All corporate powers of the Corporation shall be exercised by, or under the authority of, and the business and affairs of the Corporation shall be controlled by the Board of Directors, subject, however, to such limitations as are imposed by law, the Articles of Incorporation, or these bylaws.
     Sec. 3.02 Number and Qualifications of Directors. The number of authorized directors of this Corporation, which shall constitute the entire board, shall be any odd number but not less than three (3). The number of directors may be increased or decreased from time to time by amendment to these bylaw, but no decrease shall have the effect of shortening the term of any incumbent director. Any director vacancy to be filled by reason of an increase in the number of directors shall be filled by election at an annual shareholders meeting or at a special meeting of shareholders called for that purpose. The directors need not be residents of Texas.
     Sec. 3.03 Election and Term of Office. The directors shall be elected annually by plurality vote of the shareholders entitled to vote and shall hold office until their respective successors are elected, or until their death, resignation, or removal.
     Sec. 3.04 Vacancies. Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. The shareholders may elect a director at any regular or special meeting of shareholders to fill any vacancy not filled by the directors.
     Sec. 3.05 Removal of Directors. The entire Board of Directors or any individual director may be removed from office with or without cause, by vote of the holders of a majority of the shares entitled to vote for directors at any regular or special meeting of such shareholders.
     Sec. 3.06 Place of Meeting. All meetings of the Board of Directors shall be held at the principal office of the Corporation or at such place, within or without the State, as may be designated from time to time by resolution of the Board or by written consent of all of the members of the Board.

     Sec. 3.07 Regular Meetings. Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual meeting of the shareholders of this Corporation and at such other times as the directors may determine.
     Sec. 3.08 Special Meetings — Call and Notice. Special meetings of the Board of Directors, for any purpose, shall be called at any time by the Chairman of the Board, President or if either or both are absent or unable or refuse to act, by any Vice-President, or by any director. Written notices of the special meetings, stating the time and, in general terms the purpose or purposes thereof, shall be mailed, telegraphed, or personally delivered to each director not later than the day before the day appointed for the meeting.
     Sec. 3.09 Quorum. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority-of the directors present shall be regarded as the act of the Board of Directors unless a greater number be required by law or by the Articles of Incorporation.
     Sec. 3.10 Board Action Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as a unanimous vote of directors if all members of the board shall individually or collectively consent in writing to such action.
     Sec. 3.11 Adjournment — Notice. A quorum of the directors may adjourn any directors meeting to meet again at a stated day and hour. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place is fixed at the adjourned meeting. In the absence of a quorum, a majority of the directors present at any directors meeting, either regular or special, may adjourn until the time fixed for the next regular meeting of the board.
     Sec. 3.12 Conduct of Meetings. The President, or in his absence, any director selected by the directors present, shall preside at meetings of the Board of Directors. The Secretary of the Corporation, or in his absence any person appointed by the presiding officer, shall act as Secretary of the Board of Directors.
     Sec. 3.13 Compensation. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement for expenses as may be fixed or determined by resolution of the board.
     Sec. 3.14 Indemnification of Directors and Officers. The Board of Directors may authorize the. Corporation to pay expenses incurred by or to satisfy a judgment or fine rendered or levied against present or former directors, officers, or employees of this Corporation as provided by the Texas Business Corporation Act.
ARTICLE FOUR: OFFICERS
     Sec. 4.01 Title and Appointment. The officers of the Corporation shall be President, Vice-President, Secretary and Treasurer. The corporation may also have, at the discretion of the Board of Directors, a. Chairperson of the Board, one or more additional Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board of Directors may from time to time determine. One person may hold two or more offices. All officers shall be elected by and hold office at the pleasure of the Board of Directors who shall fix their compensation and tenure.
     Sec. 4.02 Powers and Duties of Officers. The officers of the Corporation shall have the powers and duties generally ascribed to their respective offices and such additional authority or duty as may, from time to time, be established by the Board of Directors.
     Sec. 4.03 Vacancy. If the office of the Chairman of the Board, President, or Secretary becomes vacant by reason of death, resignation, or removal, the Board of Directors shall elect a successor who shall hold office for the unexpired term and until his successor is elected.
ARTICLE FIVE: EXECUTION OF INSTRUMENTS
     Sec. 5.01 Authority to Execute Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers or other person or persons to execute any corporate instrument or document or to sign the corporate name without limitation, except where otherwise, provided by law and such execution or signature shall be binding upon the Corporation.
ARTICLE SIX: ISSUANCE AND TRANSFER OF SHARES
     Sec. 6.01 Certificates for Paid and Unpaid Shares. Certificates for shares of the Corporation shall be issued only when fully paid.
     Sec. 6.02 Share Certificates. The Corporation shall deliver certificates representing all shares to which shareholders are entitled, which certificates shall be in such form and device as the Board of Directors may provide. Each certificate shall bear upon its face the statement that the Corporation is organized in Texas, the name in which it is issued, the number and class of shares and series, and the par value or a statement that the shares are $1.00 par value. The certificates shall be signed by the President and Secretary which signatures may be in facsimile if the certificates are to be countersigned by a transfer agent or registered___by a registrar and the seal of the Corporation shall be affixed thereto. Each certificate shall contain on its face or back such recitations or references as are required by law.
     Sec. 6.03 Preemptive Rights. No holder of shares of the Corporation shall, as such holder, have any preemptive or preferential right to receive, purchase, or subscribe to any treasury shares or any shares now or hereafter issued by the Corporation.
     Sec. 6.04 Replacement of Certificates. No new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and cancelled, except in the case of lost or destroyed certificates to be issued upon such terms, conditions, and guarantees as the Board of Directors may see fit to impose, including the filing of sufficient indemnity.

     Sec. 6.05 Transfer of Shares. No shareholder. shall transfer or encumber his shares of capital stock of the Corporation to any person, firm, or corporation without the consent of two-thirds (2/3) of the Board of Directors. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof, in person or by his duly authorized attorney. Upon surrender to the Corporation or its transfer agent of the certificate representing the shares properly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.
ARTICLE SEVEN: RECORDS AND REPORTS
     Sec. 7.01 Inspection of Books and Records. All books and records provided for by statute shall be open to inspection of the shareholders from time to time and to the extent expressly provided by statute and not otherwise. The directors may examine such books and records at all reasonable times.
     Sec. 7.02 Closing Stock Transfer Books. The Board of Directors may close the transfer books in their discretion for a period not exceeding fifty (50) days preceding any annual or special meeting of the shareholders or the day appointed for the payment of a dividend.
ARTICLE EIGHT: AMENDMENT OF BYLAWS
     Sec. 8.01 Amendment of Bylaws. The power to alter, amend, or repeal these bylaws shall be exercised only upon the vote of two-thirds (2/3) of the members of the Board of Directors, such decision being subject to repeal or change by action of the shareholders.

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